Monmouth County Document Summary Sheet

MONMOUTH COUNTY CLERK PO BOX 1251 MARKET YARD FREEHOLD NJ 07728	**Return Name and Address** Michele M. Dudas, Esq. McManimon, Scotland & Baumann, LLC 75 Livingston Avenue, Suite 201 Roseland, NJ 07068

Official Use Only

RECEIVED
11/19/2018 2:32:23 PM
CHRISTINE GIORDANO HANLON
COUNTY CLERK
MONMOUTH COUNTY, NJ

Submitting Company	McManimon, Scotland & Baumann, LLC
Document Type	Deed
Document Date *(mm/dd/yyyy)*	11/14/2018
Total Number of Pages *(Including the cover sheet)*	10
Consideration Amount *(If applicable)*	$1.00

RECEIVED
11/19/2018 2:32:07 PM
CHRISTINE GIORDANO HANLON
COUNTY CLERK
MONMOUTH COUNTY, NJ

Official Use Only

	Name(s) *(Last Name, First Name or Company Name)*	Address *(Optional)*
First Party	Longfin Corp., Assignor	
Second Party	Anthony Sodono, III, Assignee	

The Following Section is Required for DEEDS Only

	Municipality	Block	Lot	Qualifier	Property Address
Parcel Information					

Recording Reference to Original Document *(if applicable)*

	Book	Beginning Page	Instrument No.
Reference Information *(Marginal Notation)*			

Please do not detach this page from the original document as it contains important recording information and is part of the permanent record.